UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2022
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Peloton Interactive, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39058	47-3533761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue, Sixth Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (917) 671-9198

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2022, Peloton Interactive, Inc. (the “Company” or the “Borrower”) entered into an Amendment and Restatement Agreement to which the Second Amended and Restated Credit Agreement is attached (the “Second Amended and Restated Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and certain banks and financial institutions party thereto as lenders and issuing banks. Pursuant to the Second Amended and Restated Credit Agreement, the Borrower amended and restated its existing amended and restated credit agreement, dated as of June 20, 2019 (as amended by the first amendment dated as of February 8, 2021, the joinder dated as of March 18, 2021 and the second amendment dated as of December 10, 2021, together, the “Existing Credit Agreement”).

The Second Amended and Restated Credit Agreement provides for a $750.0 million term loan facility (the “term loan”), which will be due and payable on May 25, 2027 or, if greater than $200.0 million of the Company’s 0% convertible senior notes are outstanding on November 16, 2025 (the “Springing Maturity Condition”), November 16, 2025 (the “Springing Maturity Date”). The term loan amortizes in quarterly installments of 0.25%, payable at the end of each fiscal quarter and on the maturity date.

The Second Amended and Restated Credit Agreement also provides for a $500.0 million revolving credit facility (the “revolving facility”), $35.0 million of which will mature on June 20, 2024, with the rest ($465.0 million) maturing on December 10, 2026 or if the Springing Maturity Condition is met and the term loan is outstanding on such date, the Springing Maturity Date. The key terms of the revolving facility remain substantially unchanged from those set forth in the Existing Credit Agreement, including requiring compliance with a total level of liquidity of not less than $250.0 million and maintaining a minimum total four-quarter revenue level of $3.0 billion (which are replaced with a covenant to maintain a minimum debt to adjusted EBITDA ratio upon the Company’s meeting a specified adjusted EBITDA threshold).

The term loan bears interest at a rate equal to, at the Company’s option, either at the Alternate Base Rate (as defined in the Second Amended and Restated Credit Agreement) plus 5.50% per annum or the Adjusted Term SOFR Rate (as defined in the Second Amended and Restated Credit Agreement) plus 6.50% per annum. Each such margin will increase one time by 0.50% per annum if the Company chooses not to obtain a public rating for the term loan from S&P Global Ratings or Moody’s Investors Services, Inc. on or prior to November 25, 2022. A term loan borrowed in Alternate Base Rate is subject to a 1.00% floor and a term loan borrowed in Adjusted Term SOFR Rate term loan is subject to a 0.50% floor.

The Second Amended and Restated Credit Agreement contains customary affirmative covenants as well as customary covenants that restrict the Company’s ability to, among other things, incur additional indebtedness, sell certain assets, guarantee obligations of third parties, declare dividends or make certain distributions, and undergo a merger or consolidation or certain other transactions. The Second Amended and Restated Credit Agreement also contains certain customary events of default. Certain baskets and covenant levels have been decreased and will apply equally to both the term loan and revolving facility for so long as the term loan is outstanding. After the repayment in full of the term loan, such baskets and levels will revert to those previously disclosed in connection with the Existing Credit Agreement.

The obligations under the Second Amended and Restated Credit Agreement with respect to the term loan and the revolving facility are secured by substantially all of the Borrower’s assets, with certain exceptions set forth in the Second Amended and Restated Credit Agreement, and are required to be guaranteed by certain material subsidiaries of the Borrower if, at the end of future financial quarters, certain conditions are not met.

The foregoing summary of the Second Amended and Restated Credit Agreement does not purport to be complete, and is subject to and qualified in its entirety by reference to the terms of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference].

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of the Registrant.

The information set forth in Item 1.01 regarding the direct financial obligations under the Second Amended and Restated Credit Amendment is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description
10.1*
Amendment and Restatement Agreement, dated as of May 25, 2022, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and certain banks and financial institutions party thereto as lenders and issuing banks.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

* Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type that the registrant treats as private or confidential. A copy of omitted information will be furnished to the Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PELOTON INTERACTIVE, INC.

Date: May 25, 2022	By:	/s/ Hisao Kushi
Hisao Kushi
Chief Legal Officer